UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2025

Keurig Dr Pepper Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33829	98-0517725
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

53 South Avenue, Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

877-208-9991

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	KDP	The Nasdaq Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement

Merger Protocol

On August 24, 2025, Keurig Dr Pepper Inc. (“KDP” or the “Company”) and JDE Peet’s N.V. (“JDE Peet’s”) entered into a merger protocol (the “Merger Protocol”). Pursuant to the Merger Protocol, KDP will commence a tender offer to acquire all of the issued ordinary shares, excluding ordinary shares held in treasury (the “Shares”) of JDE Peet’s (the “Offer”), for a cash offer price of €31.85 per Share, without interest (the “Offer Price”). In addition, JDE Peet’s will pay a previously declared dividend of €0.36 prior to closing, with no reduction to the Offer Price.

The board of directors of JDE Peet’s (the “JDEP Board”) considers the Offer to be in the best interest of JDE Peet’s, promoting the sustainable success of the business of JDE Peet’s, taking into account the interests of its stakeholders, and has unanimously approved the terms of the Merger Protocol. Subject to the terms of the Merger Protocol, the JDEP Board has agreed to recommend the Offer for acceptance by JDE Peet’s’ shareholders, and to recommend that JDE Peet’s’ shareholders vote in favor of the resolutions relating to the Offer at the upcoming extraordinary general meeting of JDE Peet’s to be held during the acceptance period of the Offer (the “EGM”), each in accordance with the terms set out in the Merger Protocol.

KDP and JDE Peet’s have acknowledged the importance of KDP acquiring 100% of the Shares or the entirety of JDE Peets’s’ assets and operations, and KDP and JDE Peet’s intend to terminate the listing of the Shares on Euronext Amsterdam as soon as possible after the settlement of the Offer. If, after the settlement of the Offer or settlement of the Shares tendered during the post-acceptance period (if applicable), KDP acquires at least 95% of the Shares, KDP shall commence statutory buy-out proceedings to obtain 100% of the Shares, which may be preceded by implementing a post-closing demerger to acquire the entirety of JDE Peets’s’ assets and operations (the “Post-Closing Demerger”). If, after the settlement of the Offer or settlement of the Shares tendered during the post-closing acceptance period (if applicable), KDP holds less than 95% but at least 80% of the Shares, KDP and JDE Peet’s will execute a legal triangular merger involving JDE Peet’s and two newly-to-be-incorporated subsidiaries of JDE Peet’s (“Company Holdco” and “Company Sub”), following which Company Holdco sells its shares in Company Sub to KDP and is subsequently liquidated to deliver the consideration by way of an advance liquidation distribution to the remaining shareholders. The advance liquidation distribution to the shareholders of Company Holdco will be an amount that is to the fullest extent possible equal to the tender offer price, without any interest and less any applicable withholding taxes (the “Post-Closing Merger”). Subject to the terms of the Merger Protocol, the JDEP Board has agreed to unanimously recommend to the shareholders to vote in favor of the Post-Closing Demerger and the Post-Closing Merger.

KDP and JDE Peet’s each made customary representations, warranties and covenants in the Merger Protocol, including, certain non-financial covenants with regard to strategy and structure, development and sourcing, employees, minority shareholders, and financing matters.

Under the terms of the Merger Protocol, commencement of the Offer is subject to satisfaction or waiver of certain commencement conditions, including: (i) no material adverse change having occurred; (ii) performance by the parties in all material respects of its covenants and obligations; (iii) the parties’ representations and warranties being true and correct (subject to certain materiality qualifiers); (iv) compliance with the consultation procedure pursuant to the Dutch Works Council Act, Dutch Merger Code and European Works Council; (v) receiving Dutch regulatory approval of the offer memorandum; (vi) no withdrawal of, modification to, qualification of or contradictory statement as to the recommendation by the JDEP Board (an “Adverse Recommendation Change”); (vii) no breach of any of the Irrevocables (as defined below); (viii) no Competing Offer (as defined below) agreed upon or launched; (ix) no issuance of an order or laws prohibiting the transaction; (x) no notification from the Dutch Authority for the Financial Markets that investment firms are not allowed to cooperate with the Offer due to a breach of Dutch offer rules; and (xi) no trading suspension of the Shares as a result of a listing measure.

The Merger Protocol further provides that the consummation of the Offer will be subject to the satisfaction or waiver of certain offer conditions, including: (i) generally, the commencement conditions listed above; (ii) minimum acceptance level of at least 95% of the Shares, which will be reduced to 80% if the resolutions for the implementation of certain post-closing restructuring measures (including the Post-Closing Merger) are passed and in full force and effect on the tender closing date; (iii) the receipt of certain domestic and foreign competition clearances; and (iv) resolutions relating to the Offer being passed at the EGM.

The Merger Protocol contains certain termination rights for KDP and JDE Peet’s, including that either party may terminate the Merger Protocol if the tender offer has not been declared unconditional by the date that is eighteen months following the date of signing of the Merger Protocol. Additionally, upon termination of the Merger Protocol by KDP on account of an Adverse Recommendation Change or in the event that a bona fide third-party offeror makes an offer per the terms of the Merger Protocol (a “Competing Offer”), JDE Peet’s will pay KDP a termination fee of approximately €156.7 million. A Competing Offer must be (i) considered by the JDEP Board to be more beneficial to JDE Peet’s and the sustainable success of its business, taking into the account, among other things, the interests of its shareholders, employees and other stakeholders, than the Offer, and (ii) an all-cash offer exceeding the Offer Price by at least 10%.

In the event of a Competing Offer, KDP will be given the opportunity to match such offer, in which case the Merger Protocol may not be terminated by JDE Peet’s. JDE Peet’s has undertaken not to solicit third party offers.

The foregoing description of the Merger Protocol is qualified in its entirety by reference to the full text of the Merger Protocol, which is filed herewith as Exhibit 2.1 and incorporated by reference herein.

In connection with the Offer and the related transactions, KDP may enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rate of Euro.

A copy of the Merger Protocol has been included as an exhibit to this Current Report on Form 8-K to provide investors with information regarding its terms. It is not intended to provide any other factual information about KDP, JDE Peet’s or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Protocol were made only for purposes of that agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Protocol; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Protocol; and may be subject to standards of materiality applicable to contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of KDP, JDE Peet’s or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Protocol, which subsequent information may or may not be fully reflected in KDP’s or JDE Peet’s’ public disclosures.

Irrevocable Undertakings

On August 24, 2025, KDP obtained irrevocable undertakings (collectively, the “Irrevocables”) from Acorn Holdings B.V. (“Acorn”), an affiliate of JAB Holding Company s.a r.l., and certain directors of JDE Peet’s, who collectively hold in the aggregate, as of the date of the Irrevocable, approximately 69% in the aggregate of the Shares. Pursuant to the terms of the Irrevocables, Acorn and the JDE Peet’s directors have committed to tender their shares under the Offer, if and when made, and to vote in favor of the resolutions proposed at the EGM. The Irrevocables contain certain customary conditions.

The foregoing description of the Irrevocables is qualified in its entirety by reference to the full text of the form of Irrevocable, which is filed herewith as Exhibit 2.2 and incorporated by reference herein.

Bridge Credit Agreement

In connection with, and concurrently with the entry into the Merger Protocol, KDP entered into a Bridge Credit Agreement, dated August 24, 2025 (the “Bridge Credit Agreement”), with the lenders party thereto and Morgan Stanley Senior Funding, Inc. (“MSSF”), as administrative agent, pursuant to which each lender has committed, subject to satisfaction of certain conditions set forth in the Bridge Credit Agreement, to provide KDP with financing under a 364-day senior unsecured bridge loan facility in an aggregate amount not to exceed €16.2 billion.

Borrowings under the Bridge Credit Agreement will bear interest at a rate per annum equal to the EURIBO rate plus a margin of 0.750% to 2.500% depending on the rating of certain index debt of KDP and the period for which the bridge loans remain outstanding after the initial funding date. The undrawn commitments under the bridge loan facility will be subject to a commitment fee commencing on the 121st day after the date the Bridge Credit Agreement became effective at a per annum rate of 0.060% to 0.200% depending on the rating of certain index debt of KDP. Obligations under the Bridge Credit Agreement are guaranteed by the Company’s subsidiaries that guarantee its revolving credit facility and outstanding senior notes.

The commitments under the Bridge Credit Agreement will be mandatorily reduced, or the bridge loans will be prepaid, with net cash proceeds of non-ordinary course asset sales and certain debt issuances and equity issuances, subject to qualifications and exceptions specified in the Bridge Credit Agreement.

The Bridge Credit Agreement contains customary representations and warranties for investment grade Dutch certain funds financings. The Bridge Credit Agreement also contains (i) certain affirmative covenants, including those that impose reporting and/or operating obligations on the Company and its subsidiaries, (ii) certain negative covenants that generally limit, subject to exceptions, the Company and its subsidiaries from taking certain actions, including incurring liens and consummating certain fundamental changes, (iii) financial covenants in the form of (x) a minimum interest coverage ratio of 3.25 to 1.00 that will apply after the initial funding date and (y) a maximum total net leverage ratio of 6.25 to 1.00 that will apply after the initial funding date only upon a downgrade in the ratings of certain index debt of the Company and (iv) events of default customary for financings of this type.

The proceeds of the Bridge Credit Agreement may be used to fund the contemplated acquisition of JDE Peet’s. The Company may use the proceeds from one or more debt or other financings, in lieu of proceeds from the Bridge Credit Agreement, to fund the transaction.

The foregoing description of the Bridge Credit Agreement is qualified in its entirety by reference to the full text of the Bridge Credit Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 regarding the Bridge Credit Agreement is incorporated herein by reference.

Item 7.01	Regulation FD.

Market Communications

On August 25, 2025, KDP and JDE Peet’s issued a joint press release announcing the Offer, KDP’s plans to subsequently separate into two independent, publicly traded companies (the “Separation”) and related transactions, a copy of which is furnished herewith as Exhibit 99.1 and incorporated by reference herein.

On August 25, 2025, KDP will hold an investor conference call to discuss the Offer, the Separation and the related transactions. A copy of the investor presentation is furnished herewith as Exhibit 99.2 and incorporated by reference herein.

The foregoing (including Exhibit 99.1 and Exhibit 99.2) is being furnished pursuant to Item 7.01 and will not be deemed to be filed for purposes of Section 18 of the Exchange Act, or otherwise be subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act, or the Exchange Act.

Forward-Looking Statements

Certain statements in this report may be considered “forward-looking statements,” such as statements relating to the Offer, the Separation and the sources of capital used to fund the Offer. Forward-looking statements include those preceded by, followed by or that include the words “anticipate,” “expect,” “believe,” “could,” “continue,” “ongoing,” “estimate,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would” and similar words. These forward-looking statements speak only as of the date of this report. Although the Company believes that its assumptions upon which such forward-looking statements are based are reasonable, the Company can give no assurance that these forward-looking statements will prove to be correct. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, (i) risks relating to completing the Offer and subsequent Separation in the anticipated timeframe, or at all; (ii) risks related to the ability to realize the anticipated benefits of the Offer and Separation; (iii) risks relating to the receipt of regulatory approvals without unexpected delays or conditions and possibility of regulatory action; (iv) risks relating to significant costs related to the proposed transactions; (v) the expected financial and operating performance and future opportunities following the acquisition and Separation; (vi) disruption from the acquisition and subsequent Separation making it more difficult to maintain business and operational relationships; (vii) diverting the Company’s and JDE Peet’s’ respective management’s from business operations; (viii) risks relating to potential litigation that arises as a result of the proposed transactions; and (ix) risks and uncertainties discussed in the Company’s press releases and public filings. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statements contained herein to reflect any change in the expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based, unless required by law.

Further Information

The offer memorandum will contain details of the Offer. For further information, reference is made to the offer memorandum that will be made available to all JDE Peet’s’ shareholders. JDE Peet’s’ shareholders are advised to review the offer memorandum in detail and to seek independent advice where appropriate in order to reach a reasoned judgment in respect of the content of the offer memorandum and the Offer itself.

This disclosure is for information purposes only and does not constitute an offer or an invitation to acquire or dispose of any securities or investment advice or an inducement to enter into investment activity. This disclosure does not constitute an offer to sell or issue or the solicitation of an offer to buy or acquire the securities of KDP or JDE Peet’s in any jurisdiction.

The distribution of this information may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, KDP disclaims responsibility or liability for the violation of any such restrictions by any person. Failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. None of KDP, JDE Peet’s, or any of their advisors assumes responsibility for violation by any person of any of these restrictions. Any JDE Peet’s shareholder who is in any doubt as to his or her position should consult an appropriate professional advisor without delay.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description
2.1*	Merger Protocol, dated August 24, 2025, between Keurig Dr Pepper Inc. and JDE Peet’s N.V.
2.2	Form of Irrevocable Undertaking
10.1**	Bridge Credit Agreement, dated as of August 24, 2025, among Keurig Dr Pepper Inc., as borrower, Morgan Stanley Senior Funding, Inc., as administrative agent, and the lenders from time to time party thereto
99.1	Press Release, dated August 25, 2025
99.2	Investor Presentation, dated August 25, 2025
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain schedules to the Merger Protocol have been omitted pursuant to Item 601(b)(2) of Regulation S-K. KDP agrees to furnish supplementally a copy of any omitted materials to the SEC upon its request.
**	Schedules and certain portions of this exhibit have been omitted pursuant to Item 601(a)(5) and Item 601(b)(10)(iv) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG DR PEPPER INC.

Dated: August 25, 2025
	By:	/s/ Anthony Shoemaker
		Name:	Anthony Shoemaker
		Title:	Chief Legal Officer, General Counsel and Secretary